EXHIBIT 32.1

    CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Gaming & Entertainment Group, Inc. (the "Company") on Form 10-QSB for the quarterly period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Tibor N. Vertes, Chief Executive Officer of the Company, and Gregory L. Hrncir, President and Secretary of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.       The Report fully complies with the requirements of Section 13(a) or 15
         (d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:             /s/ Tibor N. Vertes                 Dated:    November 15, 2004
                -----------------------------------------
                Tibor N. Vertes
Title: Chairman and Chief Executive Officer of Gaming & Entertainment Group, Inc. (Principal Executive Officer)

By:             /s/ Gregory L. Hrncir                Dated:    November 15, 2004
                -----------------------------------------
                Gregory L. Hrncir
Title: President, Secretary and a Director of Gaming & Entertainment Group, Inc. (Principal Financial Officer)

         This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.